Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Review of Asset Portfolio and Processes for Non-Core Asset Dispositions

CALGARY, ALBERTA, September 17, 2012 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) announces that it has engaged RBC Capital Markets to assist the Company in completing a review of the Company’s asset portfolio to identify and evaluate potential transaction alternatives to deleverage the Company’s balance sheet, improve liquidity, and position the Company to increase the value of its concentrated portfolio of high quality assets.

In addition, Lone Pine has engaged Scotia Waterous to market certain of the Company’s non-core assets including its interests in the Wild River area of the Deep Basin in Alberta and the Herronton area of Southern Alberta.  On a combined basis, these assets had net sales volumes of 20 MMcfe/d (91% natural gas) in the second quarter of 2012 and total net estimated proved reserves of 85 Bcfe at December 31, 2011, determined in accordance with U.S. Securities and Exchange Commission guidelines.  It is anticipated that bids on these non-core assets will be received in the fourth quarter of 2012.  Lone Pine has also solicited offers on a non-brokered basis for certain other non-core assets, and is currently evaluating those offers.

It is Lone Pine’s current intention not to disclose developments with respect to these processes until the board of directors has approved a specific transaction or otherwise determines that disclosure is necessary or appropriate.  Lone Pine cautions that there are no assurances that these processes will result in any transactions or, if any transactions are undertaken, the terms or timing of any such transactions.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that plans for the disposition of non-core assets, the review of its asset portfolio, the Company’s business strategy and its plans for development of its assets, and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to such endeavors.

These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in reports that Lone Pine files with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000